Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 13, 2007, among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and together with the Company, the “Issuers”), each of the Guarantors party hereto, TCFS Holdings, Inc., a Texas corporation (“TCFS”), Town & Country Food Stores, Inc., a Texas corporation (“Town & Country”), and T&C Wholesale, Inc., a Texas corporation (“Wholesale” and together with TCFS and Town and Country, the “Town & Country Guarantors”), Susser Financial Services LLC, a Texas limited liability company (“SFS”), Stripes Acquisition LLC, a Texas limited liability Company (“Stripes Acquisition”), and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of December 21, 2005, providing for the issuance of 10 5/8% Senior Notes due 2013 (the “Notes”), which was supplemented by that certain First Supplemental Indenture, dated October 23, 2006, and that certain Second Supplemental Indenture, dated November 8, 2006, (as supplemented, the “Indenture”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger among Susser Holdings Corporation, TCFS Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of Susser Holdings Corporation (“TCFS Acquisition”), TCFS, and each of Devin Lee Bates, James Randal Brooks, Wylie Alvin New and David Lloyd Norris, as individual shareholders, TCFS Acquisition will merge with and into TCFS (the “Merger”), with TCFS surviving the merger as an indirect wholly-owned subsidiary of the Company;

WHEREAS, the Issuers desire to fund a portion of the aggregate consideration to be paid in the Merger by the issuance of an additional $150.0 million aggregate principal amount of 10 5/8% Senior Notes due 2013 (the “Additional Notes”), in accordance with Section 2.14 of the Indenture, and in furtherance thereof, to execute and deliver this Supplemental Indenture in accordance with Section 9.01(6) of the Indenture;

WHEREAS, following the consummation of the Merger, the Town & Country Guarantors will be indirect subsidiaries of the Company;

WHEREAS, SFS and Stripes Acquisition are each a newly created Restricted Subsidiary of the Company;

WHEREAS, the Town & Country Guarantors, Stripes Acquisition and SFS desire hereby, in accordance with Section 9.01(8) of the Indenture, to execute and deliver this Supplemental Indenture and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture as Guarantors, including the execution and delivery of a Note Guarantee evidencing the same, to be effective upon the consummation of the Merger, all in accordance with the terms and subject to the limitations set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Town & Country Guarantors, SFS, Stripes Acquisition and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes and the Additional Notes as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Issuance of Additional Notes. The Issuers shall issue the Additional Notes under the Indenture, subject to compliance with the terms thereof, with such Additional Notes to have identical terms to those of the Notes; provided, that the Additional Notes shall (i) have a date of issuance of November 13, 2007, (ii) have an issue price of 102.5%, plus accrued interest from June 15, 2007 and (iii) accrue interest from June 15, 2007. The Additional Notes will initially be issued in the form of Restricted Global Notes.

3.	Agreement to Guarantee. Each of the Town & Country Guarantors, SFS and Stripes Acquisition hereby agrees, effective as of the closing of the Merger, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 11 thereof.

4.	No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Town and Country Guarantors, as such, shall have any liability for any obligations of the Issuers or any Town and Country Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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6.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parent and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

SUSSER HOLDINGS, L.L.C.

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

SUSSER FINANCE CORPORATION

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President

SUSSER HOLDINGS CORPORATION

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

STRIPES HOLDINGS, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

STRIPES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

(10-5/8% SENIOR NOTES DUE 2013)

APT MANAGEMENT COMPANY, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

APPLIED PETROLEUM TECHNOLOGIES LTD.

By:	APT Management Company, LLC, its general partner

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

CORPUS CHRISTI REIMCO, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Executive Vice President, General Counsel and Secretary

C & G INVESTMENTS, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Manger, Executive Vice President, General Counsel and Secretary

SSP BEVERAGE, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Manager

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

(10-5/8% SENIOR NOTES DUE 2013)

SSP BEVCO I LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Manager

SSP BEVCO II LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Manager

TND BEVERAGE, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title	Manager

SUSSER FINANCIAL SERVICES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES ACQUISITION LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President

TCFS HOLDINGS, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

(10-5/8% SENIOR NOTES DUE 2013)

TOWN & COUNTRY FOOD STORES, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

T&C WHOLESALE, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

(10-5/8% SENIOR NOTES DUE 2013)

THE BANK OF NEW YORK, as Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President

SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

(10-5/8% SENIOR NOTES DUE 2013)